UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2012

INDUSTRIAL SERVICES OF AMERICA, INC.
(Exact name of registrant as specified in its Charter)

Florida	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane, P.O. Box 32428, Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(502) 366-3452

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

            On February 23, 2012, Industrial Services of America, Inc. (the "Company") and K&R, LLC ("K&R") entered into an agreement (the "Amendment") which amends a consulting agreement which the parties had entered into on January 2, 1998 and amended on March 26, 2010 (the "Prior Agreement").  Under the Prior Agreement, the Company engaged K&R as a consultant and retained the services of K&R management personnel to perform planning and consulting services with respect to the Company's businesses, including the preparation of business plans, proforma budgets, and assistance with general operational issues. The Prior Agreement provided for a term of ten years, with an automatic renewal for additional terms of one year on January 1 of each successive calendar year unless either party provides the other party with written notice of its intent not to renew at least six months prior to the expiration of the then existing term. The Company's Chief Executive Officer, Harry Kletter, is a member of Kletter Holding, LLC, which is the sole member of K&R. The Amendment decreases the consulting fees from $480,000 per annum to $240,000 per annum.  The annual fee is payable in equal monthly installments of $20,000.  The Amendment otherwise ratifies the Prior Agreement in all respects.

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            On February 23, 2012, the Board of Directors of the Company appointed Ms. Francesca E. Scarito as a director of the Company.  Ms. Scarito has been appointed to the Compensation Committee of the Board of Directors.  Ms. Scarito is President of RS Finance & Consulting, LLC, a boutique investment bank located in Boston, Massachusetts.  Ms. Scarito has been an investment banker for over 20 years and has extensive experience in private capital, equity capital markets and mergers and acquisitions.  Ms. Scarito earned a A.B. from Dartmouth College and an M.B.A. from Harvard Business School.

            Ms. Scarito was appointed to fill the vacancy left by Mr. Timothy Hazlett, who resigned from the Board effective February 23, 2012.

            There are no arrangements between Ms. Scarito and any person pursuant to which she was appointed as director. There is no relationship between Ms. Scarito and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company announcing the appointment of Ms. Scarito is filed herewith as Exhibit 99.1.

 Item 9.01.      Financial Statements and Exhibits.

(d)      Exhibits.

The following Exhibits are filed with this Form 8-K.

Exhibit No.     Description

10.1                 Second Amendment to Consulting Agreement by and between Industrial Services of America, Inc. and K&R, LLC.

99.1                 Press Release Regarding Appointment of New Director, dated February 28, 2012

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.

Date: February 29, 2012	By:	/s/ Robert Coleman
Robert Coleman
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.     Description

10.1                 Second Amendment to Consulting Agreement by and between Industrial Services of America, Inc. and K&R, LLC.

99.1                 Press Release Regarding Appointment of New Director, dated February 28, 2012